EXHIBIT - 10(i)

AGREEMENT OF SUBLEASE

AGREEMENT OF SUBLEASE, made as of the 9th day of November, 2000, by and between EMPIRE INSURANCE COMPANY ("Sublessor"), an insurance company duly licensed by the State of New York, having an office at 335 Adams Street, Brooklyn, New York, and THE NEW YORK CITY SCHOOL CONSTRUCTION AUTHORITY ("Sublessee"), a public benefit corporation having an office at IDCNY Center 1, 30-30 Thompson Avenue, Long Island City, New York 11101.

WITNESSETH:

WHEREAS, Sublessor is the holder of the lessees interest in, to, and under a certain lease (the "Lease"), dated as of June 27, 1996, between Brooklyn Renaissance Plaza LLC (as "Landlord"), BRP II LLC (as "Sublandlord") and Sublessor (as "Tenant") covering the 24th through 32nd Floors (Building levels 23-31) (the "Premises") as currently leased by Sublessor in the building known as Brooklyn Renaissance Plaza in the Borough of Brooklyn, located at 335 Adams Street, City of New York (the "Building"); and

WHEREAS, pursuant to the Lease, Sublessor leased the 28th and 29th Floors (Building levels 27 and 28) of the Building as more particularly described in Exhibit "A" annexed hereto (the "Demised Premises"); and

WHEREAS, Sublessee desires to lease the Demised Premises from Sublessor, and Sublessor has agreed to do so, on the terms and conditions and for the term as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties for themselves and, as permitted hereunder, their successors and assigns, covenant and agree as follows:

1. Definitions. Capitalized terms used but not defined herein have the respective meanings set forth in the Lease.

2.  Demising Clause; Use of Demised Premises.

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A.	Sublessor does hereby lease to Sublessee and Sublessee does hereby hire and take from Sublessor the Demised Premises for a term (the "Term") commencing as of the the date on which this Sublease shall have been fully executed by the parties hereto (the "Commencement Date") and ending on the 30th day of October, 2018 (the "Expiration Date") unless such term shall sooner terminate as herein provided, subject to the terms, covenants and conditions of this Sublease. This Sublease shall be deemed fully executed by Sublessee when signed (with acknowledgement) by the President of the New York City School Construction Authority or his authorized designee. Notwithstanding the foregoing, in the event that Sublessee shall fail to fully and completely execute and deliver this Sublease within seven (7) days of Sublessors execution and delivery hereof, or if Sublessee shall fail to cause this Sublease to be registered by the office of the New York City Comptroller within thirty (30) days of Sublessors execution and delivery, Sublessor shall in either event have the right unilaterally to revoke and cancel this Sublease and the same shall be of no force or effect whatsoever.

B.	Sublessee is leasing the Demised Premises on behalf of the

New York City Board of Education which shall use and occupy the Demised Premises as offices for its Division of Instructional and Information Technology or for such other office purpose the Board of Education deems appropriate consistent with a first-class office building and hotel/ conference facility, and shall not use or permit or suffer the use of the Demised Premises for any other purpose.


3.  Condition and Delivery of the Premises; Sublessees Alterations.

A.	Sublessee acknowledges that, except as otherwise specifically provided herein, neither Sublessor nor its agents have made any representations or promises in respect of the Demised Premises. Sublessee will accept the Demised Premises "as is", in their condition as of the Commencement Date. Sublessor shall have no obligation to paint, decorate, prepare, alter or perform any other work to prepare the Demised Premises for Sublessees occupancy, and Sublessees taking of the Demised Premises shall be conclusive evidence that the same were in good and satisfactory condition at the time possession was taken.

B.	Sublessor shall deliver, and Sublessee shall accept, possession of that portion of the Demised Premises consisting of the 28th Floor on the Commencement Date. Sublessor shall give notice to Sublessee of the date, which shall in no event be later than March 31, 2001, on which that portion of the Demised Premises consisting of the 29th Floor shall be ready for occupancy by Sublessee, and Sublessor shall deliver and Sublessee shall accept possession of the 29th Floor on that date. Notwithstanding the foregoing, in the event that Sublessor, for whatever reason, fails to deliver possession of the 29th Floor by March 31, 2001, Sublessee shall be entitled to a credit against Base Rent on a per diem basis until Sublessor

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shall deliver possession of the 29th Floor as follows:  For each late day after March 31 during the months of April and May 2001, 1.5 times the daily Base Rent; for each late day during the months of June and July 2001, 1.6 times the daily Base Rent; for each late day during the months of August and September 2001, 1.8 times the daily Base Rent and, thereafter, for each late day, 2.0 times the daily Base Rent. In the event that Sublessor shall have failed to give the foregoing notice of availability of the 29th Floor on or before September 1, 2001, Sublessee shall have the option to cancel and terminate this Sublease upon written notice to Sublessor, whereupon Sublessor shall be released from any and all further obligations and liabilities hereunder.

C.	As part of the mutual consideration for this Sublease, Sublessor hereby conveys to Sublessee, and Sublessee hereby accepts, title to all items of furniture located within the Demised Premises as of the Commencement Date and as more particularly described in Exhibit B hereto (the "Furniture"). Sublessee accepts the Furniture "as is" and "where is" in its then condition and assumes all responsibility for Sublessees use or other disposition of the Furniture. Sublessor makes no representation or warranty whatsoever as to the physical condition of the Furniture, but Sublessor represents and warrants that Sublessor is the owner of the Furniture free and clear of any prior liens or encumbrances.

D.	Except as otherwise expressly provided herein, Sublessee shall be solely responsible for any alteration work to be done in preparation for or during its possession of the Demised Premises, and such alterations shall only be undertaken and performed upon and in compliance with the terms, covenants, conditions and consents of Section 7.2(C) of the Lease.

E.	Notwithstanding the foregoing, (i) Sublessor shall cause to be constructed at Sublesees sole cost and expense a computer/telephone enclosure on the 28th Floor pursuant to Sublessees scope of work as described in Exhibit C to be annexed hereto at a price to be agreed upon, which enclosure shall be completed within thirty (30) days of the Commencement Date (without penalty to Sublessor if such construction is delayed for any reason other than Sublessors gross negligence); (ii) further notwithstanding the foregoing, until such time as the 29th Floor shall be ready for Sublessees occupancy, Sublessor shall, at Sublessors expense, cause to be constructed a temporary enclosure of the internal stairwell connecting the 28th and 29th Floors so as to preclude the use thereof by the personnel of both Sublessor and Sublessee, and Sublessor shall cause the same to be removed at Sublessors expense prior to Sublessees taking possession of the 29th Floor as aforesaid.

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4.  Base Rent.

A.	Sublessee shall pay to Sublessor a fixed annual rental at the rate of (i)
$2,702,280.00 for each of the first through fifth years of the Term, (ii) $2,830,960.00 for each of the sixth through tenth years of the Term, and
(iii) $2,959,640.00 for each of the eleventh through eighteenth years of the Term (the "Base Rent") for the Demised Premises, payable in arrears, in equal monthly installments on the last day of each month beginning with the month in which the Rent Commencement Date (as hereinafter defined) and each month thereafter during the Term of this Sublease, without prior demand therefore and without set-off or reduction whatsoever, except as further provided below.

B.	Sublessees obligation to pay rent shall commence on the "Rent
Commencement Date" in respect of each of the 28th and 29th Floors. The Rent Commencement Date for the 28th Floor shall be the date which is thirty (30) days after the Commencement Date, and the Base Rent and Additional Charges (as hereinafter defined), if any, shall be pro-rated to reflect Sublessees possession of one-half of the Demised Premises until the date on which Sublessor shall deliver the 29th Floor to Sublessee. The Rent Commencement Date for the 29th Floor shall be the date which is forty (40) days from the date of Sublessors delivery of said Floor pursuant and subject to the provisions of Section 3(B) hereof. If the Rent Commencement Date shall not occur on the first day of a calendar month, the monthly rent installment for such calendar month shall be prorated on a per diem basis.

C.	If the Base Rent or any Additional Charges (as hereinafter defined)
shall be or become uncollectible, reduced or required to be refunded by virtue of any law, governmental order or regulation, or direction of any public officer or body pursuant to law, Sublessee shall enter into such agreement or agreements and take such other action (without additional expense to Sublessee) as Sublessor may request, and as may be legally permissible, to permit Sublessor to collect the maximum annual rent and additional rent which may from time to time during the continuance of such rent restriction be legally permissible, but not in excess of the amounts of Base Rent or Additional Charges payable under this Sublease.

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Upon the cessation of such rent restriction prior to the end of the Term of this Sublease, (a) the annual rent and additional rent shall become payable in the amount of the Base Rent and Additional Charges set forth in this Sublease for the period from the date of such cessation to the end of the Term, and (b) Sublessee shall pay to Sublessor, to the maximum extent legally permissible, an amount equal to (i) the Base Rent and Additional Charges which would have been paid pursuant to this Sublease, but for such rent restriction, less (ii) the annual rent and additional rent paid by Sublessee to Sublessor during the period that such rent restriction was in effect.

5. Additional Charges Sublessee shall also pay to Sublessor, (i) for and on account of each calendar year during the Term, commencing with calendar year 2002, "Sublessees Proportionate Share" (which shall be deemed to be 22.45%) of the amount, if any, by which "Tenants Tax Reimbursement" and "Tenants Operating Expense Payment", required to be paid by Sublessor to Landlord pursuant to Section 3.3 of the Lease in respect of the Premises, collectively, shall exceed the total of such amounts payable by Sublessor for and on account of calendar year 2001; (ii) cleaning escalation charges pursuant to Section 9(B) hereof; and (iii) from and after the Rent Commencement Date, 100% of all other extra charges payable by Sublessor under the Lease other than Possession Rent which are allocable solely to the Demised Premises, including but not limited to any additional extra charges by Landlord for cleaning, trash removal, overtime HVAC, guard service, supplies and materials, freight elevator services, and construction or construction related charges (collectively the "Additional Charges"), all of which amounts shall be based on statements, bills or invoices of Landlord, copies of which will be provided by Sublessor to Sublessee from time to time upon request. Sublessee shall pay the Additional Charges to Sublessor (i) together with the monthly payment of Base Rent if billed with the Base Rent, or (ii) not later than forty-five (45) days after receipt of Sublessors statement therefor if billed separately, which statement shall be delivered monthly or in such intervals as Sublessor may determine, provided, however, that Sublessee shall pay for any charges described in clause (iii) of the foregoing sentence within forty-five (45) days of receipt of Sublessors statement. Notwithstanding the foregoing, Sublessor reserves the right to cause or seek to cause such special or additional services as are billed by Landlord on an ad hoc basis to be billed directly to Sublessee by Landlord insofar as the same pertain solely to the Demised Premises. The remedies afforded Sublessor for the non-payment of such Additional Charges by Sublessee shall be the same as for non-payment of Base Rent.

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Incorporation of Lease.

A.	Sublessee acknowledges it has read and examined the Lease, annexed as Exhibit D hereto, and is fully familiar with the terms, covenants and conditions on the Sublessors part, as Tenant, to be performed thereunder. This Sublease is separate from and subject and subordinate to, and Sublessee accepts this Sublease subject to, all of the terms, covenants and conditions contained in the Lease and to the encumbrances and other matters to which the Lease is or may be subject and subordinate. This Sublease shall also be subject to, and Sublessee accepts this Sublease also subject to, any additional and future amendments and supplements of and to the Lease hereafter made between Landlord, BRP II LLC and Sublessor to the extent that any such additional or future amendment or supplement does not materially or adversely (i) affect the use or quiet enjoyment by Sublessee of the Demised Premises in accordance with the terms of this Sublease, (ii) increase the obligations of Sublessee under this Sublease, or (iii) decrease the rights of Sublessee under this Sublease. Sublessor represents and warrants that the terms and conditions of this Sublease do not conflict with, violate or contravene the terms, covenants and conditions of the Lease or of any superior lease or mortgage.

B.	Except as otherwise provided in paragraph (D) of this Section 6 or elsewhere in this Sublease, all of the terms, covenants and conditions of the Lease (except such as by their nature or purport do not relate to the Demised Premises or are inapplicable or inappropriate to the subleasing of the Demised Premises pursuant to this Sublease or are inconsistent with any of the provisions of this Sublease) are hereby incorporated in and made part of this Sublease with the same force and effect as though set forth at length herein, it being understood that
(i) references in the Lease to the "Premises" shall be deemed to refer to the Demised Premises; (ii) references in the Lease to "Landlord" (other than in provisions of the Lease pertaining to Landlords title or which impose or relate to obligations of Landlord to comply with Governmental Requirements, to indemnify, or to repair or restore, or to perform or furnish work or services with respect to, the Demised Premises or the Building) and to "Sublandlord" shall be deemed in each case to refer to Sublessor under this Sublease; (iii) references in the Lease to "Tenant"

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shall be deemed to refer to Sublessee under this Sublease; (iv) where reference is made in the Lease to "this Lease," such references shall be deemed to be to this Sublease; (v) references in the Lease to the "Term" shall be deemed to refer to the Term of this Sublease; (vi) references in the Lease to "Base Annual Rent," "Possession Rent," "Services Rent" or "Rent" shall be deemed to refer to the Base Rent and/or, as applicable, Additional Charges payable under this Sublease (it being understood that in no event shall the Additional Charges payable by Sublessee hereunder exceed the charges set forth in Section 5 hereof); (vii) references in the Lease to "Size of the Premises" shall be deemed to mean 64,340 square feet; and (viii) references in the Lease to "Tenants Pro-Rata Share" shall be deemed to mean Sublessees Proportionate Share under this Sublease.

C.	(i) The rights and obligations created by the Lease and
incorporated by reference in this Sublease, which are conferred or imposed upon Sublessor as Tenant thereunder, are hereby conferred and imposed upon Sublessee to the extent that such rights and obligations relate to the Demised Premises and to Sublessees use of the Common Areas, facilities
and services of the Building.   Sublessee does hereby assume and agree to
be bound by and perform all the terms, covenants and conditions on the Sublessors part (as Tenant under the Lease) to be performed under the Lease with respect to the Demised Premises except as otherwise herein
specified.   (ii) Sublessee shall indemnify and hold Sublessor harmless from and against any claims, actions, liabilities, losses, damages, costs and expenses asserted against or incurred by Sublessor by reason of the failure of Sublessee to perform any obligation imposed upon Sublessee pursuant to this Sublease or the Lease as incorporated herein or by reason of the wrongful conduct or negligence of Sublessee, its employees, contractors, agents or invitees. Sublessor shall indemnify and hold Sublessee harmless from and against any claims, actions, liabilities, losses, damages, costs and expenses asserted against or incurred by Sublessee by reason of the failure of Sublessor to perform any obligation imposed upon Sublessor pursuant to this Sublease or the Lease as incorporated herein or by reason of the wrongful conduct or negligence of Sublessor, its employees, contractors, agents or invitees. The provisions of this paragraph (C) shall survive the expiration or earlier termination of this Sublease.

D.	For the purposes of this Sublease, the provisions of the Lease are subject to the following further limitations, modifications and deletions:

(i)	Section 3.3 of the Lease is incorporated into this Sublease for the

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limited purpose of setting forth and determining Sublessees obligation to pay Additional Charges under this Sublease solely in respect of the Demised
Premises.    Such incorporation shall not be deemed to impose any obligation or liability whatsoever on Sublessee except as set forth herein; provided, however, that Sublessee shall have no right to contest Landlords statements of Operating Expenses or Taxes, which right is reserved to Sublessor subject, however, to the provisions of Section 7(B) hereof.

(ii)	(Repairs.)  Section 7.1(C) of the Lease is incorporated to the limited extent that Sublessor agrees fully to observe and comply with Sublessors obligations set forth in said Section 7.1(C) to repair and maintain the Demised Premises (or to cause the same to be repaired and maintained) insofar as the same form a part of the Premises; provided, however, that Sublessor shall have no obligation to repair or maintain the furniture and fixtures, paint and wall coverings, carpet and floor coverings, lamps, tubes, ballasts and starters in the lighting fixtures within the Demised Premises, and provided further that Sublessor shall not be obligated to do any work or perform any repairs occasioned by normal wear and tear or arising from any act, misuse, omission or negligence of Sublessee or its agents, employees or invitees. Sublessee may, at Sublessees option, perform a given repair or maintenance function at Sublessors expense, the cost of such repair or maintenance function in each case (other than emergencies) to be agreed upon in advance. In the event that Sublessor shall fail to respond to Sublessees request to perform repairs which Sublessor is obligated hereunder to perform, Sublessee may perform same pursuant to Section 6.1(B) or (C), as applicable, of the Lease as incorporated herein.

(iii)	The following provisions of the Lease are not incorporated into this
Sublease:  The entire preamble of the Lease; Article 2; Sections 3.1 and 3.2;
Section 4.1(A); Sections 5.7, 5.10 and 5.11(B) (provided that Sublessee shall

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be entitled to receive a credit against or abatement of Base Rent and
Additional Charges, and/or a credit or reimbursement of costs of authorized "self-help", in the amount of such Rent or Services Rent abatement, or credit or reimbursement, as to which Sublessor is entitled under the Lease and which is attributable solely or proportionately to the Demised Premises); Section 6.1(A); Sections 6.5 through 6.9 inclusive; Sections 7.1(M)(i), 7.1(M)(ii)(z) and 7.1(Q); Sections 7.3 and 7.4; Article 8 (except to the extent referred to in Section 12 hereof); Section 9.3; Article 10; Article 11; Article 13; Sections 14.1, 14.2, 14.18 and 14.19; Article 15, and all references to Sections 15.1 and/or 15.2 wherever set forth in the Lease. The exclusion from incorporation of any Lease provision as between Sublessor and Sublessee shall not be construed to limit, restrict or impair the assignability pursuant to
Section 7(B) hereof of any right, claim or cause of action of Sublessor as against Landlord under the Lease or the enforceability of such right, etc.
as assigned.

E.	In the event Sublessee shall default in the full performance of any of the terms, covenants and conditions on its part to be performed under this Sublease (or the Lease, to the extent incorporated herein), then Sublessor shall have the same rights and remedies with respect to such default as are given to Landlord with respect to defaults by Sublessor as Tenant under the Lease, all with the same force and effect as though the provisions of the Lease with respect to defaults, and the rights and remedies of Landlord in the event thereof, were set forth at length herein, provided, however, that (i) the applicable cure period following Sublessors notice of Sublessees default in the payment of Base Rent and/or Additional Charges when due pursuant to Section 9.1(A) of the Lease shall, for purposes of this Sublease, be nine (9) days rather than ten (10) days; (ii) the applicable cure period following Sublessors notice of Sublessees default in the observance or performance of any other term, covenant or condition of the Sublease on Sublessees part to be observed or performed pursuant to Section 9.1(B) of the Lease shall, for purposes of this Sublease, be twenty-nine (29) days rather than thirty (30) days; (iii) the applicable notice period for purposes of termination of the Sublease on default pursuant to the conditional limitation set forth in Section 9.1(F) of the Lease shall, for purposes of this Sublease, be twenty-nine (29) days
rather than thirty (30) days.   Notwithstanding the foregoing, Sublessee
shall be permitted one grace period of seventy-five (75) days in respect of the timely payment of Base Rent and Additional Charges due on account of any one month during each calendar year of the Term without the same constituting a default hereunder, provided, however, that the Late Charge set forth in Section 13 hereof shall apply commencing on the forty-sixth
(46th) day of each such grace period in respect of all amounts of Base Rent and Additional Charges due but unpaid as of said date until the same are

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paid in full.  Said Late Charge shall remain applicable according to the terms of Section 13 to all late payments not subject to the annual grace period. Supplementing the provisions of Section 9.2 of the Lease as incorporated herein, in the event Sublessor initiates an action(s) against Sublessee for the payment of Base Rent, Additional Charges or any other charges payable by Sublessee and Sublessor is successful in the prosecution of such action through a judicial finding, then Sublessee will reimburse Sublessor for Sublessors reasonable attorneys fees and disbursements in prosecuting such action, which fees and expenses shall be paid to Sublessor within forty-five (45) days of rendition of any bill or statement therefor. The foregoing provision shall not apply to the first such successful action initiated by Sublessor during the Term. If the Term shall have expired at the time of making of such expenditures, the same shall be recoverable by Sublessor as damages.


7.	Landlords Services; Landlords Default; Sublessees Remedies.
A.	So long as Sublessee is not in default hereunder, Sublessee shall be entitled to receive all services to be rendered to the Sublessor under the Lease insofar as such services pertain to the Demised Premises and Sublessee shall be responsible for all charges relating thereto as provided herein. Sublessor shall have no liability of any nature whatsoever to Sublessee for Landlords failure to perform or render such services under the Lease, and Sublessee shall not sue or make claim against Sublessor therefor, and shall look solely to Landlord for all such services and shall not, under any circumstances, seek to require Sublessor to perform any of such services, nor shall Sublessee make any claim upon Sublessor or sue Sublessor for any damages which may arise by reason of Landlords default under the Lease, or Landlords negligence, whether by omission or commission. If Landlord shall default in the performance or observance of any of its agreements or obligations under the Lease, Sublessor shall have no liability therefor to Sublessee and there shall not be in any event construed to exist any corresponding obligation by Sublessor to Sublessee for any such Landlord services or other obligations under this Sublease.
No such default of Landlord shall excuse Sublessee from the performance of any of its obligations to be performed under this Sublease or entitle Sublessee to terminate this Sublease or to reduce or abate or offset any of the rents provided for in this Sublease except as otherwise specifically provided in this Sublease. In furtherance of the foregoing, Sublessee does, to the extent permitted by law, hereby waive any cause of action and any

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right to bring any action against Sublessor by reason of any act or omission of Landlord. The foregoing notwithstanding, Sublessor shall cooperate in all respects with Sublessee to obtain services or the performance of Landlords obligations to be provided by Landlord under the Lease and take all actions necessary with respect thereto provided, however, that Sublessor shall not be required to undertake any litigation, arbitration or other dispute resolution on behalf of Sublessee except pursuant to the provisions of Section 7(B) hereof.

B.	In the event that, (i) due to any material act or omission of
Landlord or to any other event or occurrence, in each case materially and adversely affecting the Demised Premises and/or the permitted use thereof; or (ii) due to any material violation of Landlords obligations under the Lease, Sublessor shall have a claim, cause of action or right to pursue any other remedy as against Landlord, including without limitation under Sections 7.1(F) and 7.4 of the Lease, to the extent that such claim, cause of action or remedy shall apply to the Demised Premises, Sublessor shall, at the written request of Sublessee, forthwith assign to Sublessee Sublessors right to procecute such claim, cause of action or remedy and shall forthwith execute and deliver such forms of assignment as may be reasonably requested by Sublessee for such purpose. The foregoing agreement to assign pertains solely to the rights enumerated in this Section 7(B), shall in no event be construed as an assignment of the Lease, and shall not apply to any right of set-off or payment to which Sublessor may be specifically entitled pursuant to the Lease, as to which Sublessor retains all right, title and interest. In the event that an arbitrator or court of competent jurisdiction, as the case may be, shall dismiss or otherwise reject a claim or cause of action brought by Sublessee as against Landlord pursuant to this Section 7(B) on the grounds that the assignment made by Sublessor to Sublessee is invalid or otherwise unenforceable, Sublessor agrees (x) to prosecute said claim or cause of action in its own name, or (y) at Sublesses election, voluntarily join such action or proceeding as Sublessee shall commence or have commenced, in each case at Sublessees sole cost and expense and with attorneys retained by Sublessee, provided that Sublessor shall have to right to retain co-counsel of its choosing at Sublessors expense. In either case, Sublessor shall have no liability or responsibility to Sublessee for the outcome of such litigation or arbitration.

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8.	Sublessees Default under Lease; Sublessors Right to Cure.
A.	Sublessee agrees, with respect to the Demised Premises, to comply with and remedy any default claimed by Landlord under the Lease and caused by Sublessee, within the period allowed to Sublessor as Tenant under the Lease minus one day, even if such time period is shorter than the period otherwise allowed in the Lease. Sublessor agrees to forward to Sublessee, by hand promptly upon receipt thereof by Sublessor, a copy of each notice of default received by Sublessor in its capacity as Tenant under the Lease. Sublessee agrees to forward to Sublessor, upon receipt thereof, copies of any notices received by Sublessee with respect to the Demised Premises from Landlord or from any governmental authorities.

B.	If Sublessee shall default (beyond any applicable grace period) in the performance of any of Sublessees obligations hereunder or under the Lease as incorporated herein, Sublessor, without thereby waiving such default, may, at Sublessors option, after ten (10) days notice to Sublessee, perform the same for the account of Sublessee. If Sublessor makes any expenditures or incurs any obligations for the payment of money in connection with curing Sublessees defaults, such sums paid or obligations incurred shall be paid by Sublessee to Sublessor as Additional Charges within forty-five (45) days of rendition of Sublessors bill or statement therefor.

9.	Electricity.  Sublessee agrees to contract for and pay directly to the utility company servicing the Premises all charges for electricity consumed by Sublessee in respect of the Demised Premises (including, but not limited to, electricity for operating any portion of the HVAC system such as air handlers located within the Demised Premises) as measured by Sublessees meter. Sublessor shall have no responsibility for any charges for electricity consumed at the Demised Premises by Sublessee nor any liability for any failure or defect in the supply of electricity.
Sublessee shall pay all applicable sales and use taxes imposed by any governmental authority upon the manufacture, sale, use, transmission, distribution or other process necessary or incidental to the furnishing of electric energy to the Demised Premises. If Landlord has paid such applicable taxes and assessed Sublessor therefor, Sublessee shall reimburse Sublessor for the full amount thereof insofar as the same pertain solely to the Demised Premises on presentation of proof of payment. Notwithstanding anything in this Section to the contrary, Sublessee acknowledges that Landlord has installed or caused to have installed in the Building a central electric and/or thermal HVAC facility operated by

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an independent contractor pursuant to an agreement with Landlord.
Sublessee agrees that it shall utilize the energy (whether electric or thermal) generated or otherwise distributed through such facilities and shall make all payments for the consumption of electric energy at the Demised Premises directly to such operator. Notwithstanding the foregoing, Sublessees obligation directly to contract and pay for electric and/or thermal energy shall commence only upon the Rent Commencement Date for the 29th Floor. For and on account of the period beginning with the Rent Commencement Date for the 28th Floor and ending with the Rent Commencement Date for the 29th Floor, Sublessee shall pay to Sublessor, as billed, fifty (50%) percent of the electric and/or thermal energy charges as billed to Sublessor on account of the 28th and 29th Floors, which Sublessor represents are metered together.

10.	Indemnification and Insurance.
A.	Sublessee agrees to indemnify and save harmless Sublessor against and from any and all claims by or on behalf of any person(s), firm(s) or corporations) arising from the conduct or management of, or from any work or thing whatsoever done (other than by Sublessor or its agents or employees) in and on the Demised Premises during the term of this Sublease, and to indemnify and save harmless Sublessor against and from any and all claims arising from any condition of the Demised Premises due to or arising from any act or negligence of Sublessee or any of its agents, contractors, servants, employees, licensees or invitees, and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or claims or action or proceeding brought thereon; and, in case any action or proceeding be brought against Sublessor by reason of any such claim, Sublessee upon notice from Sublessor agrees to resist or defend such action or proceeding and to employ counsel therefor reasonably satisfactory to Sublessor. Sublessor accepts the Corporation Counsel of the City of New
York as satisfactory.

B.	Sublessor agrees to indemnify and save harmless Sublessee against and from any and all claims by or on behalf of any person(s), firm(s) or corporations) arising from Sublessors conduct or management of, or from any work or thing whatsoever done by Sublessor or its agents or employees in and on the Demised Premises during the term of this Sublease, and to indemnify and save harmless Sublessee against and from any and all claims arising from any condition of the Demised Premises due to or arising from any act or negligence of Sublessor or any of its agents, contractors, servants, employees, licensees or invitees, and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or claims or action or proceeding brought thereon; and, in case any action or proceeding be brought against Sublessee by reason of any such claim, Sublessor upon notice from Sublessee agrees to resist or defend such action or proceeding and to employ counsel reasonably satisfactory to Sublessee.

C.	Sublessee agrees to secure and keep in force from and after the date
Sublessor shall deliver possession of the Demised Premises to Sublessee and throughout the Term, at Sublessees own cost and expense, all insurance required to be maintained by Sublessor as Tenant pursuant to Section 7.1(F) and Section 7.2(C) of the Lease, and Sublessee shall deliver, as and when required thereby, certificates of insurance in form and substance as required pursuant to said Sections, including, without limitation, the requirement that Sublessee shall secure and maintain comprehensive public liability coverage in an amount not less than $5,000,000.00 per occurrence and $5,000,000.00 aggregate for any policy year (subject to Sublessors right to demand increased policy limits in Sublessors reasonable discretion) in conformity with Section 14.14 of the Lease. Notwithstanding the foregoing, so long as Sublessee is The New York City School Construction Authority or the Board of Education of the City of New York, Sublessee may self-insure in satisfaction of its obligations under this Section 10(B). Further notwithstanding the foregoing, Sublessor agrees to cause Sublessee to be named as an additional insured on Sublessees policy of contents insurance in respect of Sublessees equipment and furniture (including the furniture being conveyed herewith) located within the Demise Premises up to a maximum total value of $2,000,000.00, it being understood and agreed that in such event the "Waiver of Subrogation" provisions of Section
14.14 of the Lease as incorporated herein shall apply to any claim of Sublessee against Sublessor (or, if applicable, against Landlord) which is covered by said Section to the extent of the coverage which Sublessor is providing to Sublessee as set forth above.

11.	Assignment and Subletting. Sublessee shall not assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Demised Premises or parts thereof, except in accordance with the provisions of this Section 11. If Sublessee desires to assign this Sublease or to sublet all or part of the Demised Premises and shall have obtained a proposed assignee or subtenant upon terms satisfactory to Sublessee, Sublessee shall submit to Sublessor in writing a request for consent, together with: the name of the proposed assignee or subtenant; the terms and conditions of the proposed assignment or subletting; the nature and character of the business which the proposed assignee or subtenant proposes to conduct in the Demised Premises; current financial statements and banking and other references of such proposed assignee or subtenant;
in the case of a partial subletting, a plan of the Demised Premises which sets forth in detail the area Sublessee proposes to sublet and the Floor Space therein; and such other information concerning such proposed assignment or subletting as Sublessor may reasonably request.

A.	Right of Recapture. If Sublessee desires to assign this Sublease or sublet all or a portion of the Demised Premises to an entity other than a permitted assignee pursuant to Section 11(K) hereof, Sublessor shall have the right and option, which may be exercised within thirty (30) days following Sublessors receipt of Sublessees request for Sublessors consent and the documentation supporting such request (as set forth above), to acquire the interest being assigned by Sublessee or to sublet the Demised Premises (or a portion thereof) from Sublessee on the same terms and conditions of such proposed assignment or subletting, as the case may be.

B.	Surrender.  If Sublessor shall exercise its option as aforesaid,
Sublessee shall vacate and surrender: (i) the Demised Premises, in the case of a proposed assignment or subletting of all or substantially all of the Demised Premises; or (ii) the portion of the Demised Premises affected in the case of a partial subletting, in the manner prescribed in
Section 7.1(L) of the Lease on or before the effective date of the assignment or subletting to Sublessor, and Sublessees obligation to pay Base Rent and Additional Charges shall cease (or be proportionately decreased in the case of a partial recapture). From and after the exercise of Sublessors option as aforesaid, Sublessor shall be free to lease the recaptured space and/or other space leased by Sublessor to Sublessees prospective assignee or subtenant.

C.	Transfer of Beneficial Interest. If Sublessee is a corporation, any sale, assignment, transfer, pledge or other disposition of Sublessees capital stock (unless such stock is publicly traded over the counter or on a national securities exchange) resulting in a change in the effective voting control of Sublessee as it exists on the date hereof, or if Sublessee is a partnership or limited liability company, any sale, assignment, transfer, pledge or other disposition of a controlling interest in such partnership or limited liability company, shall for all purposes of this Sublease constitute an assignment of this Sublease and shall be governed as such by the provisions of this Section 11.

D.	If Sublessor shall not exercise its option under Section 11(A) above, and Sublessee shall not be in default under this Sublease, and the proposed assignment or subletting shall not be a prohibited assignment or subletting under this Section 11, then Sublessors consent to any such proposed assignment or subletting shall not be unreasonably withheld or delayed provided: (x) the proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Demised Premises (or a portion thereof, in the event of a partial subletting) in a manner, in keeping with the quality of a first-class office building and hotel/conference facility; (y) the Demised Premises will continue to be used in a manner consistent with a first-class office building and hotel/conference facility; and (z) the business of the proposed assignee or subtenant will be conducted in the Demised Premises in a manner consistent with the character and reputation of a first-class office building and hotel/conference facility; it being further understood that Sublessor shall be deemed to have acted reasonably in withholding its consent if (i) Sublessee is then in default of any of its obligations under this Sublease; (ii) the proposed assignment or subletting is to a Prohibited Person (as defined in the Ground Leases); (iii) the character of the business to be conducted at the Demised Premises by the proposed assignee or subtenant would materially increase the burden on existing services to be supplied by Landlord under the Lease or would violate any restrictions herein or in the Lease or Ground Leases relating to the use or occupancy of the Demised Premises; or (iv) any of the conditions (x) through (z) set forth above are not met.

E.	If Sublessor shall grant its consent to a proposed assignment of this
Sublease or subletting of the Demised Premises of any part thereof, such consent and the effectiveness of any such assignment or subletting shall nevertheless be conditioned upon Sublessees complying with the following conditions: (i) in the case of an assignment, the assignee shall duly assume, directly for the benefit of Sublessor, all of the obligations of Sublessee hereunder and shall cause a written assumption agreement (in form reasonably satisfactory to Sublessor) to be delivered to Sublessor; (ii) in the case of a subletting, the sublease shall expressly confirm that it is and will remain subject and subordinate to this Sublease and any lease or Mortgage to which this Sublease is subject or subordinate, that Sublessee and the subtenant under the sublease shall, immediately upon request of Sublessor, execute such documents as Sublessor shall request confirming the same; and (iii) a duplicate original of the executed assignment and assumption agreement or sublease, as the case may be, shall be delivered to Sublessor prior to the effective date of any such assignment or subletting.

F.	Any assignment or subletting made in contravention of the provisions of this Section 11 shall constitute a material breach of this Sublease.
Any such assignment or subletting shall not be binding upon Sublessor and, at Sublessors option, may be treated as a nullity and of no force or effect whatsoever against Sublessor.

G.	No Waiver. Every permitted assignment of this Sublease or subletting hereunder shall be expressly subject to the condition and restriction that the assigned lease or sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part of the Demised Premises used or occupied by others, without first complying with the provisions of this
Section 11. Every subletting hereunder shall be subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Sublease should be terminated prior to the expiration date herein set forth or if Sublessor shall succeed to Sublessees estate in the Demised Premises, then at Sublessors election the subtenant shall attorn to and recognize Sublessor as the subtenants lessor under the sublease, any provision of law to the contrary notwithstanding; and the subtenant shall promptly execute and deliver to Sublessor any instrument Sublessor may reasonably request to evidence such attornment, and each subtenant shall conclusively be deemed to have appointed Sublessor its attorney-in-fact to execute and deliver any such certificate for and on behalf of such subtenant.

H.	No Release. Notwithstanding any assignment of this Sublease or subletting of all or a portion of the Demised Premises or the consent of Sublessor thereto, the Sublessee herein named, and each immediate or remote successor in interest of the Sublessee herein named, shall remain liable, jointly and severally (with respect to Sublessee, as primary obligor), with its assignee (including, without limitation, Sublessor if Sublessor is its assignee), subtenant (including, without limitation, Sublessor if Sublessor is its subtenant) and all subsequent assignees or subtenants, for the performance of Sublessees obligations hereunder and, without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Sublessor for all acts and omissions on the part of any assignee or subtenant in violation or breach of any of Sublessees obligations under this Sublease. Without limiting the generality of the foregoing, Sublessee acknowledges and agrees that it shall not be released from any of its obligations under this Sublease upon any assignment or sublease hereunder.

I.	Alterations. Sublessee agrees that in connection with any assignment or subletting hereunder, unless Sublessor shall have recaptured the Demised Premises pursuant to Sections 11(A) and (B) above, Sublessee shall be solely responsible for any alteration work to be done in connection therewith, and such alterations shall only be permitted upon compliance with the terms, covenants, conditions and consents of the Lease relating to alterations.

J.	Notwithstanding anything to the contrary contained herein, Sublessee, provided it is not then in default, shall be permitted to assign this Sublease (or, in respect of a space comprising less than all of the Demised Premises, to sublet) to an agency or instrumentality of the City or State of New York, provided that such agency or instrumentality is reasonably acceptable to Sublessor as being similar in standing to that of the New York City Board of Education, and that the proposed use shall be in keeping with the quality, character and reputation of a first class office building and hotel/conference facility, and Sublessor agrees in that event not to exercise its right of recapture or unreasonably to withhold or delay its consent to such assignment (or partial subletting).
In the event of such assignment (but not subletting), the agency or instrumentality shall assume all of the obligations of Sublessee under the Sublease and shall execute and deliver such documents evidencing said assumption as Sublessor may reasonably request, and thereupon
Sublessee shall be released from its obligations hereunder. It is understood and agreed that immediately upon the execution of this Sublease, Sublessee, The New York City School Construction Authority, shall assign all of its right, title and interest in and to this Sublease to the New York City Board of Education, which shall assume all rights and obligations as the new Sublessee hereunder, whereupon the New York City School Construction Authority shall be released from any and all obligations and liabilities hereunder.


12.	Destruction; Condemnation.
A.	If the Demised Premises are partially damaged and rendered
partially unusable by fire or other casualty, the damages thereto (excluding to the property, equipment or improvements of Sublessee or Sublessor) shall be repaired by and at the expense of Landlord pursuant to Section 8.1 of the Lease, and the Base Rent and Additional

Charges hereunder shall be abated and apportioned (according to the part of the Demised Premises which is usable) for any period during which Sublessor shall be entitled to an abatement of Rent under the Lease
(even if the same shall apply solely to Services Rent) pursuant to
Section 8.1(B) of the Lease. If the Demised Premises are damaged and rendered wholly unusable by fire or other casualty, and Landlord shall repair and restore the Demised Premises pursuant to Section 8.1(C) of the Lease, the Base Rent and Additional Charges shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the obligation of Sublessor to pay Rent pursuant to said Section shall resume. If the Demised Premises are rendered wholly unusable (whether or not the Demised Premises are damaged in whole or in part) or if the Building, the Garage Portion, the Hotel Portion or the Office Portion
shall be so damaged that Landlord, Sublandlord and/or Sublessor, as the case may be, shall elect to terminate the Lease pursuant to Section 8.1(D) thereof, this Sublease shall terminate and be of no further force or effect as of the date which is one day prior to the date on which the termination of the Lease shall be effective. Sublessor shall give written notice of such termination to Sublessee not later than ten (10) days after Sublessor shall have received or given notice of termination of the Lease. Upon the date specified in Sublessors notice to Sublessee, the Term of this Sublease shall expire as fully as if such date were the date set forth above for the expiration of the Term, and Sublessee shall forthwith quit, surrender and vacate the Demised Premises without prejudice, however, to Sublessees obligations under the Sublease (as it existed prior to such termination), and any Base Rent and Additional Charges owing shall be paid up to the date of the casualty, and any payments of Base Rent or Additional Charges made by Sublessee which were on account of a period subsequent to such date shall be returned to Sublessee. If the Demised Premises are rendered wholly unusable, and Landlord shall have failed to repair and restore same within 365 days following the date of the casualty, Sublessee shall have the right to cancel and terminate this Sublease on not less than ten (10) days written notice to Sublessor served not later than thirty (30)
days after the expiration of such 365 day period.   After any such casualty,
Sublessee shall cooperate with Landlords restoration by removing from the Demised Premises as promptly as reasonably possible, all of Sublessees salvageable property. Nothing contained herein shall relieve Sublessee from liability that may exist as a result of damage from fire or other casualty to the extent such liability may exceed the proceeds payable to Sublessor under the policy or policies of insurance which Sublessor is
required to maintain under the terms of the Lease.   Sublessor agrees to
obtain a waiver of subrogation from its insurance carrier(s) consistent with the foregoing provision.

B.	If all or substantially all of the Demised Premises or the means of access thereto shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then, and in that event, the Term of this Sublease shall cease and terminate from the date of title vesting in such proceeding, and Sublessee shall have no claim for the value of any unexpired term of this Sublease, and assigns to Sublessor Sublessees entire interest in any such award. Sublessee shall have the right to make an independent claim to the condemning authority for the value of Sublessees moving expenses and personal property, trade fixtures and equipment subject to such acquisition or condemnation, provided such claim does not reduce Sublessors award. If less than substantially all of the Demised Premises shall be so taken, this Sublease shall continue in full force and effect, and the Base Rent, and Sublessees Proportionate Share of Additional Charges, shall be adjusted to reflect such taking.
If all or any part of the Demised Premises shall be temporarily taken by eminent domain, the Rent and Additional Charges shall be abated or adjusted, as the case may be, during the period for which such temporary taking shall remain in effect and in respect of the portion of the Demised Premises affected thereby.

C.	Sublessee shall not exercise any right it may have at law or in equity to terminate this Sublease or claim a partial or total eviction by reason of Landlords or Sublessors acts or omissions or any other reason whatsoever unless it shall have first given thirty (30) days prior written notice of such act or omission to Sublessor.

13.	Late Charge.	If, during the Term, Sublessee shall fail to make
any payment of Base Rent or Additional Charges within ten (10) days after the same is first due and payable, Sublessee agrees to pay to Sublessor as and for an agreed upon late charge (and not a penalty) on account of the additional administrative, accounting and overhead costs attributable to Sublessees delinquency, a percentage of such delinquent amount (the
"Late Rate") equal to the Late Rate then applicable to Sublessors delinquency under Section 3.4 of the Lease.

14.	Holdover Rent; Waiver of Redemption.
A.	In the event Sublessee, or any Person claiming status through or on behalf of Sublessee, remains in possession of the Demised Premises after the expiration or earlier termination of this Sublease without the execution of a new sublease or a direct lease with Sublessor, (i)
Sublessor shall be entitled to all of the rights and remedies which are available to a Sublessor against a tenant holding over after the expiration of a term and to such other rights and remedies as may be provided for in this Sublease at law or in equity, and (ii) Sublessee, or any Person holding under or through Sublessee, at the option of Sublessor, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to the lesser of (x) the then market rent or (y) one and one-half (1 1/2) times the Base Rent, plus the Additional Charges payable hereunder, subject to all of the other terms of this Sublease insofar as the same may be applicable to a month-to-month tenancy. For purposes of this Section, market rent shall be determined by a real estate broker mutually acceptable to the parties or, at the option of either party, by a majority vote of three real estate brokers selected one each by each party and the third by agreement of the parties respective brokers.

B.	Sublessee, for itself and on behalf of any and all persons claiming through or under Sublessee, including creditors of all kinds, does hereby waive and surrender all right and privilege it or they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Sublease for the term hereby demised after being dispossessed or ejected therefrom by process of law or equity or under the terms of this Sublease or after the termination of the Term of this Sublease as herein provided.

15.	Attornment.
A.	Sublessee agrees that if by reason of default on the part of Landlord,
Sublandlord or Sublessor under any ground, superior or underlying lease or any mortgage on the Building, land and/or improvements or on any such ground, superior or underlying lease, a ground, superior or underlying lessor or a mortgagee shall enter into and become possessed of the interest of Sublessor in and to the Demised Premises, or the real property of which the Demised Premises form a part, or any part or parts of such real property, either through possession or foreclosure action or proceedings, or through the issuance and delivery of a deed or a new lease of the premises covered by the ground, superior or underlying lease, then, if this Sublease is in full force and effect at such time, Sublessee shall attorn to such lessor or such mortgagee, as its sublessor; in such event, such lessor or mortgagee shall not be liable to Sublessee for any previous defaults theretofore committed by Sublessor and no such default shall give rise to any rights of offset or deduction against the Base Rent and Additional Charges payable under this Sublease.

B.	The provisions for attornment hereinbefore set forth shall not require the execution of any further instrument. However, if any such lessor or mortgagee to which Sublessee agrees to attorn, as aforesaid, requests a further instrument reasonably expressing such attornment, Sublessee agrees to execute the same promptly.

16. 	Broker.  Each of the parties represents to the other that it has dealt with no broker or finder with respect to this Sublease other than Grubb & Ellis, and Sublessor shall be responsible for any commission
payable to such broker pursuant to separate agreement.   Each of the
parties agrees to indemnify and hold the other harmless from and against any and all loss, liability, damage, cost and expense which the other party may incur or sustain in connection with any claim or action by any other broker or finder that may be asserted against Sublessor or Sublessee, as the case may be, as a result of any conversations, correspondence or other dealings between such indemnifying party and such other broker or finder. The indemnifying party shall control any litigation which may arise pursuant to this paragraph.

17.	Consents of Landlord and Sublessor.  The provisions of the Lease notwithstanding, and in addition thereto, with respect to any provision of this Sublease (or the Lease, as incorporated herein) which provides, in effect, that Sublessor shall not unreasonably withhold or unreasonably delay any consent or approval, Sublessee shall in no event be entitled to make, nor shall Sublessee claim, any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Sublessee that Sublessor has unreasonably withheld or unreasonably delayed any consent or approval; but Sublessees sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. In the event that Sublessee proposes to undertake an act which, if performed by Sublessor, would require Landlords consent or approval under the Lease, Sublessee shall not proceed without first obtaining such consent. Sublessee shall, in each such instance, submit a written request to Sublessor, together with all information required under the Lease or as Landlord may otherwise request, and Sublessor shall promptly forward such request to Landlord. Sublessor shall have no liability whatsoever to Sublessee as a consequence of Landlords denial of or failure to grant Sublessees request pursuant to the Lease. Any applicable fees or expenses assessed by Landlord against Sublessor pursuant to the terms of the Lease in respect of Sublessees request shall be paid to Sublessor by Sublessee within thirty (30) days of demand therefor as Additional Charges.

18.	Due Authorization.   As an inducement to Sublessor to execute this
Sublease, Sublessee represents and warrants to Sublessor, knowing that Sublessor is relying thereon, that all applicable and necessary approvals and authorizations have been obtained by Sublessee prior to its execution and delivery of this Sublease such that the same constitutes a legally binding and enforceable agreement as to Sublessee, subject only to registration by the New York City Comptroller, which consent Sublessee shall diligently pursue, and use good faith best efforts to obtain and deliver.

19.	Notices.  All notices required by, or provided in connection with, this Sublease shall be sent by certified mail, return receipt requested, and personally delivered to the addressee at its address set forth below, or such other address as either party may designate by notice as provided herein, and notice shall be deemed effected three (3) days after such delivery or such posting with the U.S. Postal Service.


To Sublessor:   	  Empire Insurance Company
			  335 Adams Street
			  Brooklyn, NY  11201
Attn:  		  Mr. Seven B. Isenburg


With a copy to:   Leucadia National Corporation
		  	315 Park Avenue South
   			New York, NY  10010
Attn:  	      Mr. Thomas E. Mara


And to:	      David R. Gilliatt, Esq.
		      470 Park Avenue South, 14th Floor
		      New York, NY  10016

To Sublessee:     New York City Board of Education
			110 Livingston Street
			Brooklyn, NY  11201
Attn:             Secretary

With a copy to:   Chief Executive for School Facilities
			28-11 Queens Plaza North
			Long Island City, NY  11101

20.	Entire Agreement.  This Sublease and, to the extent incorporated herein, the Lease, constitute the entire agreement between the parties with respect to the subleasing of the Demised Premises. This Sublease may not be changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by the party against whom enforcement of such waiver, change, modification or discharge is sought.

21.	Successors and Assigns.  Except as herein otherwise specifically provided, the terms, covenants, agreements and obligations contained in this Sublease shall extend to, bind and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and permitted assigns. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Sublease unless otherwise expressly provided.

22.	Counterparts.   This Sublease may be executed in two or more
counterparts, each of which shall be deemed an original.

23.	Not an Offer.    The submission of this Sublease to Sublessee shall
not be construed as an offer or an option, and Sublessee shall not have any rights hereunder unless and until Sublessor shall execute an original of this Sublease and deliver same to Sublessee.

24.	Resolution.  	A true copy of the Certified Resolution of the
New York City Board of Education dated October 18, 2000 authorizing the within Sublease is annexed as Exhibit E hereto.

25.	Certificate of Occupancy.  Notwithstanding anything to the contrary contained herein, the Rent Commencement Date for the 28th Floor shall be thirty (30) days after the date on which Sublessor obtains a temporary certificate of occupancy for the Demise Premises (the "Certificate"). The Rent Commencement Date for the 29th Floor shall be extended by the number of days elapsed from the Commencement Date until the Certificate is obtained. Sublessee shall have the unconditional right to cancel and terminate this Sublease upon five (5) days written notice to Sublessor if the Certificate shall not have issued within sixty (60) days of the Commencement Date.

IN WITNESS WHEREOF, Sublessor and Sublessee have respectively signed this Agreement of Sublease as of the date first hereinabove written.

EMPIRE INSURANCE COMPANY,			THE NEW YORK CITY SCHOOL
Sublessor						 CONSTRUCTION AUTHORITY,
							 Sublessee

By: _______________________ 			By:____________________________
Name: Steven Isenburg				Name: Milo Riverso
Title:   Vice-President				Title:   President

Date: _____________	 			Date: ______________


APPROVED AS TO TERMS,				APPROVED AS TO LEGAL
CONDITIONS AND DESCRIPTION			SUFFICIENCY,
OF THE FACILITIES,
Board of Education of the 			Board of Education of the
City of New York					City of New York
Division of School Facilities			Office of legal Services


By:	 					 	By:
Name:							Name:
Title:						Title:
Date: _____________	      		Date: _____________



[ACKNOWLEDGEMENTS FOLLOW]

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STATE OF NEW YORK, COUNTY OF KINGS  ss.:

On the ____ day of November, 2000 before me, the undersigned, personally appeared STEVEN ISENBURG, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


				Notary Public





STATE OF  NEW YORK,  COUNTY OF QUEENS   ss.:

On the ____ day of November, 2000 before me, the undersigned, personally appeared MILO RIVERSO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


				Notary Public


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